Exhibit 99.13

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the registration statement on Form N-2 (the "Registration Statement") of our report dated February 12, 1996, relating to the statement of assets and liabilities of Sierra Prime Income Fund which appears in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.


Price Waterhouse LLP
Boston, Massachusetts
February 12, 1996